SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No. ____]

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material under ss. 240.14a-12

                             PYR ENERGY CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
        -----------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1. Title of each class of securities to which transaction applies:

     2. Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4. Proposed maximum aggregate value of transaction:

     5. Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1. Amount Previously Paid:

     2. Form, Schedule or Registration Statement No.:

     3. Filing Party:

     4. Date Filed:

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To be held June __, 2004

     The Annual Meeting of Stockholders of PYR Energy Corporation will be held on June __, 2004 at 9:00 a.m. (Denver, Colorado time) at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, for the following purposes:

     1. To consider and vote upon a proposal recommended by the Board of Directors to approve the issuance and private placement sale by PYR Energy of 3,000,000 restricted shares of our common stock, at a purchase price of $___ per share, to a limited number of accredited investors in the second stage of a two-stage private offering as more fully described in this proxy statement;

     2.   To elect a Board of Directors consisting of four Directors;

     3. To consider and vote upon a proposal recommended by the Board of Directors to amend our 2000 Stock Option Plan to increase from 1,500,000 to 2,250,000 the number of shares of common stock issuable pursuant to options granted under our 2000 Stock Option Plan;

     4. To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Hein + Associates LLP to serve as our certified independent accountants for the fiscal year ending August 31, 2004; and

     5. To transact any other business that properly may come before the Annual Meeting.

     Only the stockholders of record as shown on our transfer books at the close of business on April 12, 2004 are entitled to notice of, and to vote at, the Annual Meeting. Our Annual Report for the fiscal year ended August 31, 2003 is being mailed to stockholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

     All stockholders are extended a cordial invitation to attend the Annual Meeting.

                                         By the Board of Directors

Denver, Colorado                         D. Scott Singdahlsen
May __, 2004                             Chief Executive Officer

                                 PROXY STATEMENT

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                         ANNUAL MEETING OF STOCKHOLDERS
                            To be held June __, 2004


                     SOLICITATION AND REVOCATION OF PROXIES

     This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of PYR Energy Corporation, a Maryland corporation (referred to as the "Company" or "PYR Energy" or "we" or "us"), to be voted at the Annual Meeting of Stockholders to be held at 9:00 a.m. (Denver, Colorado time) on June __, 2004 at Wells Fargo Bank, 1740 Broadway, Main Floor - Forum Room, Denver, Colorado 80202, or at any adjournment or postponement of the Annual Meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about May __, 2004.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) in favor of the issuance and sale by PYR Energy of 3,000,000 restricted shares of our common stock, at a purchase price of $__ per share, to a limited number of accredited investors in the second stage of a two-stage private offering, (2) for each of the four nominees for director whose names are set forth on the proxy card, (3) in favor of the amendment of our 2000 Stock Option Plan to increase from 1,500,000 to 2,250,000 the number of shares of common stock issuable pursuant to options granted under our 2000 Stock Option Plan, and (4) in favor of ratification of Hein + Associates LLP as our certified independent accountants.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual

Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                              AVAILABLE INFORMATION

     Copies of the Annual Report are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly reports on Forms 10-QSB for the quarters ended November 30, 2003 and February 29, 2004 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on April 12, 2004. Any request for a copy of these reports should be mailed to the Secretary, PYR Energy Corporation, 1675 Broadway, Suite 2450, Denver, Colorado 80202, (303) 825-3748. Stockholders may also receive copies of these reports by accessing our website at www.pyrenergy.com or the SEC's website at www.sec.com.

                   1. APPROVAL OF THE ISSUANCE OF COMMON STOCK
                            AND RELATED TRANSACTIONS

     Our Board of Directors has determined that it is in the best interests of the Company and our stockholders to raise up to $_______ through the private placement of shares of our common stock at a price of $__ per share. This would require the issuance of approximately 7,500,000 shares of our common stock, or approximately 31.6% of the total shares issued and outstanding, assuming that 100% of the shares offered are subscribed for in the private placement.

     The American Stock Exchange ("AMEX") Company Guide Section 713 requires stockholder approval as a prerequisite for AMEX's approval to list newly issued shares on the AMEX if (i) the aggregate number of shares to be issued would result in the issuance of 20% or more of the amount of common stock issued and outstanding, and (ii) the sale price of the shares would be less than the greater of the market value and the book value of the common stock.

     To comply with AMEX regulations, we have arranged the private placement of our common stock in two stages. The number of shares issued in the first stage of our private placement constitutes an amount equal to less than 20 percent of our issued and outstanding common stock. The number of shares to be issued in the second stage of our private placement, when combined with the first stage, constitutes an amount equal to 20% or more of our issued and outstanding common stock. We are requesting that our stockholders approve the second stage of our private placement in order to comply with the AMEX listing requirements for those shares.

     The principal terms of the two-stage private placement are described below under "Principal Terms of the Two-Stage Private Placement" below.

Principal Terms of the Two-Stage Private Placement

     The following summary of the principal terms of the two-stage private placement of an aggregate of 7,500,000 shares is qualified in its entirety by the Subscription and Registration Rights Agreement filed as an exhibit to our Current Report on Form 8-K dated April __, 2004 that was filed with the Securities and Exchange Commission and incorporated by reference herein. We urge you to read that document when deciding whether to vote for the approval of the issuance of shares of common stock in the second stage of the private placement.

     On or about May 7, 2004, in connection with the first stage of the two-stage private placement, we intend to issue up to 4,500,000 shares of our common stock at a purchase price of $__ per share. We also intend to place, subject to approval of our stockholders, up to an additional 3,000,000 shares of common stock at a purchase price of $___ per share. Both prices represent a discount from the market value of our common stock primarily because the stock will not be immediately tradable in the open market. On April 15, 2004, the closing price for our common stock on the AMEX was $1.25 per share.

     We plan to use a majority of the proceeds of the two-stage private placement for our current and proposed oil and gas operations, including geological costs, land related costs and drilling and completion costs. The remainder will be used for general working capital, including general and administrative expenses, at our sole discretion.

     We currently are not in compliance with the American Stock Exchange continued listing requirements because our stockholders' equity is less than $4,000,000 and because the market capitalization of our outstanding common stock is less than $50,000,000. If we raise at least $3,200,000 in the first stage of the Offering, we will regain our compliance with the AMEX continued listing requirements. If we do not raise at least that amount, we will propose to AMEX a plan for regaining compliance with the continued listing requirements. If AMEX approves our proposed plan, we will have 18 months in which to accomplish it.

Effect on Existing Stockholders

     All the existing holders of our common stock will be diluted proportionately in connection with the issuance of 3,000,000 shares of our common stock in the closing of the second stage, as well as in connection with the issuance of 4,500,000 shares in the closing of the first stage, of the two-stage private placement.

     We currently are obligated to file a registration statement covering the resale of the shares of common stock issued in the closing of the first stage of the private placement. If stockholder approval is obtained for the issuance of shares of common stock in the second stage of the private placement, we will be obligated to amend the registration statement to include the resale of those shares on that registration statement or file another registration statement covering the resale of the shares sold in the second stage. We must file the registration statement covering the resale of the shares of common stock issued in the closing of the first stage within 60 days of the closing.

     Our common stock has no preemptive or similar rights.

Principal Effects of Nonapproval

     If stockholder approval is not obtained, the closing of the second stage of the private placement will not occur. Our inability to obtain the additional financing may adversely affect our ability to pursue our business plan in the manner we believe is most advantageous to our stockholders.

Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to approve the issuance and sale by PYR Energy of 3,000,000 shares of our common stock at a purchase price of $___ per share to a limited number of accredited investors in the second stage of the private placement.

     Our Board of Directors unanimously recommends that the stockholders vote for approval of the issuance and sale by PYR Energy of 3,000,000 shares of our common stock at a purchase price of $___ per share to a limited number of accredited investors in the second stage of the private placement.

                            2. ELECTION OF DIRECTORS

     At the Annual Meeting, the stockholders will elect four directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director of the Company.

     It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to elect each director.

     The Board of Directors unanimously recommends a vote for each of the nominees for election as directors.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "--Executive Compensation", "--Stock Ownership Of Directors And Principal Stockholders", and "--Certain Transactions With Management And Principal Stockholders".

                                Position(s) and
                                Office(s) with      Expiration of   Initial Date
      Name              Age     the Company        Term of Director  as Director
--------------------------------------------------------------------------------

D. Scott Singdahlsen    45      Chief Executive       2005 Annual    August 1997
                                Officer, President    Meeting
                                and Chairman of
                                the Board

S. L. Hutchison         71      Director              2005 Annual    April 1999
                                                      Meeting

David Kilpatrick        53      Director              2005 Annual    June 2002
                                                      Meeting

Bryce W. Rhodes         50      Director              2005 Annual    April 1999
                                                      Meeting

     D. Scott Singdahlsen has served as President, Chief Executive Officer, and Chairman of the Board of the Company since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996, and served as General Manager and Exploration Coordinator. In 1992, Mr. Singdahlsen co-founded Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, where he served as vice president and president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.

     S. L. Hutchison has been a Director of the Company since April 1999, when he was nominated and elected to the Board in connection with the sale by the Company of convertible promissory notes issued in a private placement transaction in October and November 1998. Since 1979, Mr. Hutchison has served as Vice President and Chief Financial Officer of Victory Oil Company, an oil and gas production company based in California, and other companies in the Victory Group of Companies. Also during that period, Mr. Hutchison has served as Vice President and Chief Financial Officer and a Director of Crail Capital, a real estate investment company that is owned by Victory Oil Company, and Victex, Inc., a real estate and oil and gas company. Mr. Hutchison also serves as Chief Financial Officer and a director of each of the Crail Johnson Foundation and the Independent Oil Producers Agency, and is the Treasurer and a director of the Los Angeles Maritime Institute. Mr. Hutchison received a Bachelor's degree in accounting from the University of Washington in 1954.

     David B. Kilpatrick has been a Director of the Company since June 2002. He is currently President of Kilpatrick Energy Group, which provides strategic management consulting services to the California oil and gas industry. Prior to the 1998 merger with Texaco, he was President and Chief Operating Officer of Monterey Resources, Inc., the largest independent oil and gas producer in California. Previously, he served as Western Division Manager of Monterey's corporate predecessor, Santa Fe Energy Resources, from 1990 to 1996. Mr. Kilpatrick has served as President of the California Independent Petroleum Association and is a member of its Board of Directors and also serves as a Director of the Independent Oil Producers Agency. In the past, he has served on the Board of Directors of the Western States Petroleum Association and the Conservation Committee of California Oil and Gas Producers. He earned a Bachelor of Science degree in Petroleum Engineering from the University of Southern California and a Bachelor's Degree in Geology and Physics from Whittier College.

     Bryce W. Rhodes has been a Director of the Company since April 1999, when he was nominated and elected to the Board in connection with the sale by the Company of convertible promissory notes issued in a private placement transaction in October and November 1998. From 1996 until September 2003, Mr. Rhodes has served as Vice President of Whittier Energy Company ("WEC"), an oil and gas investment company. In September 2003, WEC merged with Olympic Resources, Inc. and Mr. Rhodes was appointed as President and Chief Executive Officer. Mr. Rhodes served as Investment Manager of WEC from 1990 until 1996. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University in 1979.

Other Executive Officers

     Kenneth R. Berry, Jr., 52, has served as Vice President of Land since August 1999, and as land manager for the Company since October 1997. Mr. Berry is responsible for the management of all land issues including leasing and permitting. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain region. Mr. Berry began his career in the land department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas - Austin.

     Each of our officers serves at the pleasure of the Board of Directors. There are no family relationships among our officers and directors.

Board of Directors and Committees

     The Board of Directors met five times during the fiscal year ended August 31, 2003 and each director participated in at least 75 percent of the aggregate of the total number of meetings of the Board and of all committees on which that director served during the year. We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders. Five of six of our incumbent directors attended the 2003 Annual Meeting of Stockholders held on March 18, 2003.

     The standing committees of the Board include the Audit Committee and the Compensation Committee. The Audit Committee and the Compensation Committee each consists entirely of non-employee directors. The Board has not appointed a nominating committee.

     The Audit Committee met four times during the fiscal year ended August 31, 2003. The Audit Committee is primarily responsible for the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls. The Audit Committee charter was adopted by the Board of Directors in June 2000 and was amended by the Board in April 2001. A copy of the Audit Committee charter was attached as Exhibit A to our definitive Proxy Statement regarding the Annual Meeting of our stockholders held on June 18, 2001 and can be found on the SEC's website at www.sec.gov. The functions of the Audit Committee and its activities during the fiscal year ended August 31, 2003 are described below under the heading "Audit Committee Report". During the fiscal year ended August 31, 2003, the Board examined the composition of the Audit Committee in light of the adoption by the SEC and the AMEX of rules governing audit committees of issuers, such as the Company, whose securities are quoted on the AMEX. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the AMEX's rules. As a result of the Sarbanes-Oxley Act of 2002, the AMEX has approved new rules that impact the Audit Committee's operation and membership. We intend to modify the Audit Committee charter to correspond to the new rules. The Audit Committee currently consists of Messrs. Hutchison (Chairman), Kilpatrick and Rhodes. The Board of Directors has determined that Mr. Hutchison is the Company's audit committee financial expert.

     The Compensation Committee met one time during the fiscal year ended August 31, 2003. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Hutchison (Chairman), Kilpatrick and Rhodes. None of the members of the Compensation Committee is an employee of the Company.

     The Company does not have a nominating committee because it believes that the nominating functions should be relegated to the full Board. Nominees for director will be selected or recommended by a majority of the Company's directors who meet the AMEX independence standards, Messrs. Hutchinson, Kilpatrick and Rhodes. In selecting nominees for the Board, the Company is seeking a board with a variety of experiences and expertise, and in selecting nominees will consider business experience in the industry in which the Company operates, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which the Company is involved and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.

     To be considered for nomination by the Board at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company's principal business address, not less than 53 days nor more than 90 days prior to any meeting of the stockholders at which directors are to be elected. Each notice of nomination of directors by a stockholder shall set forth the nominee's name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company's common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.

     Stockholders wishing to send communications to the Board may contact D. Scott Singdahlsen, our Chief Executive Officer, President and Chairman of the Board, at the Company's principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Employee Code of Conduct and Code of Ethics and Reporting of Accounting Concerns

     We adopted an Employee Code of Conduct (the "Code of Conduct"). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

     We also adopted a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct and Code of Ethics were filed with the SEC as exhibits to our Annual Report on Form 10-K for the year ended August 31, 2003.

     Further, we have established "whistle-blower procedures" which provides a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.

Audit Committee Financial Expert

     Our Board of Directors has determined that Mr. S.L. Hutchison is the Company's audit committee financial expert.

Audit Committee Report

     The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-K for the year ended August 31, 2003 and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended August 31, 2003.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors' providing services on behalf of the Company other than audit services is compatible with maintaining the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee met four times during the fiscal year ended August 31, 2003 and has thus far subsequently met two times.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2003 for filing with the SEC. The Committee also has recommended to the Board the selection of the Company's independent auditors.

                                     The Audit Committee
                                          S.L. Hutchison
                                          David B. Kilpatrick
                                          Bryce W. Rhodes


Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during the year ended August 31, 2003 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries.

Compensation Committee Report on Executive Compensation

     None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The Compensation Committee makes recommendations to the full Board concerning compensation of executive officers and awards of stock options under the Company's stock option plans.

     Compensation Policies Toward Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate compensation to the Company's annual and long-term performance, reward above average corporate performance compared to other companies in the oil and gas industry, recognize individual initiative and achievements, and assist the Company in retaining and attracting qualified executive officers. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options, and cash bonus awards. In determining compensation, the Compensation Committee considers the matters discussed in this report as well as the recommendations of the Chief Executive Officer concerning other executive officers and employees. The Compensation Committee met during the year ended August 31, 2003 to consider executive salaries for the 2003 fiscal year, as well as stock option grants and cash bonuses for performance during the year ended August 31, 2002.

     Executive Salaries. Executive salaries are reviewed by the Compensation Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer's performance and contributions to the Company, the Company's past performance, the Company's future prospects and long-term growth potential and a comparison of the salary ranges for executives of other companies in the oil and gas industry. Through consideration of these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company's industry. The Committee did not adjust executive salaries for the fiscal year ending August 31, 2003.

     Stock Options. Stock options are granted to executive officers and other employees of the Company by the full Board after recommendations of the Compensation Committee as a means of providing long-term incentive to the Company's employees. The Compensation Committee believes that stock options encourage increased performance by the Company's employees and align the interests of the Company's employees with the interests of the Company's stockholders. Decisions concerning recommendations for the granting of stock options to a particular executive officer are made after reviewing the number of options previously granted to that officer, the number of options granted to other executive officers (with higher ranking officers generally receiving more options in the aggregate), and a subjective evaluation of that officer's performance and contributions to the Company as described above under "--Executive Salaries" and anticipated involvement in the Company's future prospects. While stock options are viewed by the Committee on a more forward-looking basis than cash bonus awards based on prior performance, an executive officer's prior performance will impact the number of options that may be granted. After considering the foregoing factors, the Committee recommended that the Company grant options to three executive officers as follows:

                                           Number of        Exercise Price
          Name/Title                        Options            Per Share
------------------------------             ---------        --------------

D. Scott Singdahlsen,                       200,000              $0.29
  President and Chief Executive Officer      81,750              $1.30

Andrew P. Calerich                           75,000              $0.29
  Chief Financial Officer,                   77,500              $1.30
  Vice President and Secretary

Kenneth R. Berry, Jr.                        75,000              $0.29
  Vice President--Land                       82,500              $1.30


     Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company's employees, including the Company's executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. In determining the amounts of bonuses, the Compensation Committee considers the performance of the Company and each executive officer in the past year as described above under "--Executive Salaries". The Committee's review of the Company's performance concentrates on exploration success, prospect generation, investment community recognition of the Company and financial stability. The Committee did not pay cash bonuses to any of its employees for the fiscal year ended August 31, 2003.

     Chief Executive Officer Compensation. Generally, the compensation of the Company's Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. The Committee did not adjust Mr. Singdahlsen's compensation for the fiscal year ending August 31, 2003.

                                         The Compensation Committee

                                         S. L. Hutchison
                                         David B. Kilpatrick
                                         Bryce W. Rhodes

                                     * * * *

     Mr. Calerich resigned as an employee and officer of the Company in June 2003. The options granted to him in 2003 expired by their terms following Mr. Calerich's resignation without being exercised.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. We believe that during the year ended August 31, 2003, our officers, directors and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements, except that each of D. Scott Singdahlsen, our Chief Executive Officer and a director, Andrew P. Calerich, our former Chief Financial Officer, and Kenneth R. Berry, Jr., our Vice President, was late filing a Form 4 with respect to their receipt of stock options on February 5, 2003. In making these statements, we have relied upon representations and our review of copies of the Section 16(a) reports filed for the fiscal year ended August 31, 2003 on behalf of our directors, officers and holders of more than 10% of our common stock.

Executive Compensation

  Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the last three completed fiscal years ended August 31, 2003 by D. Scott Singdahlsen, our Chief Executive Officer, President, Chief Financial Officer and Chairman of the Board, and Andrew P. Calerich, our former Chief Financial Officer, Vice President and Secretary. Other than Mr. Singdahlsen, none of our executive officers received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                            Summary Compensation Table

                                                                         Long-Term Compensation
                                  Annual Compensation                      Awards             Payouts
                       ----------------------------------------   -----------------------------------

                                                                  Restricted
                       Fiscal                      Other Annual   Stock                       LTIP      All Other
Name and               Year     Salary    Bonus    Compensation   Awards         Options      Payouts   Compensation
Principal Position     Ended    ($)(1)    ($)(2)   ($)(3)         ($)            (#)          ($)(4)    ($)(5)
--------------------   ------   -------   ------   ------------   ----------     --------     -------   ------------
D. Scott Singdahlsen   2003     175,000   -0-      -0-            -0-            281,750      -0-       -0-
  Chief Executive      2002     175,000   -0-      -0-            -0-            -0-          -0-       -0-
  Officer,             2001     128,250   40,000   -0-            -0-            -0-          -0-       -0-
  President,
  Chief Financial
  Officer and
  Chairman
  of the Board

Andrew P. Calerich     2003     96,772    -0-      -0-            -0-            152,500(7)
  Former Chief         2002     95,682    -0-      -0-            -0-            -0-          -0-       -0-
  Financial            2001     90,666    10,000   -0-            -0-            -0-          -0-       -0-
  Officer,
  Vice President
  and Secretary(6)

----------
(1)  The dollar value of base salary (cash and non-cash) received during the year indicated.

(2) The dollar value of bonus (cash and non-cash) received during the year indicated.

                                       13

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 and 2000 Stock Option Plans.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

(6)  Mr. Calerich resigned as an employee and officer of the Company in June
     2003.

(7) These options expired by their terms following Mr. Calerich's resignation without being exercised.

Option Grants Table

     The following table provides certain summary information concerning individual grants of stock options made during the fiscal year ended August 31, 2003 to the following named executive officers.

               Option Grants For Fiscal Year Ended August 31, 2003
                               (Individual Grants)

                         Number of      % of Total
                         Securities     Options          Exercise
                         Underlying     Granted to       or Base
                         Options        Employees in     Price       Expiration
Name                     Granted (#)    Fiscal Year      ($/Sh)      Date
----                     -----------    -----------      ------      ----

D. Scott Singdahlsen     281,750            29.9%          (1)       2/5/2010
Andrew P. Calerich       152,500            16.2%          (2)       2/5/2010(3)

----------
(1) Options to purchase 81,750 shares are exercisable at $1.30 per share and options to purchase 200,000 shares are exercisable at $.29 per share.

(2) Options to purchase 77,500 shares were exercisable at $1.30 per share and options to purchase 75,000 shares were exercisable at $.29 per share.

(3) Mr. Calerich resigned as an employee and officer of the Company in June 2003, and these options expired by their terms following Mr. Calerich's resignation without being exercised.

Aggregated Option Exercises And Fiscal Year-End Option Value Table

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended August 31, 2003 by the named executive officers and the value of unexercised stock options held by the named executive officers as of August 31, 2003.

                Aggregated Option Exercises In Fiscal Year Ended August 31, 2003
                              And Fiscal Year-End Option Values (1)

                                                           Number of
                                                           Securities              Value of
                                                           Underlying              Unexercised
                                                           Unexercised             In-The-Money
                                                           Options at              Options at
                                                           Fiscal                  Fiscal
                                                           Year End(#)(4)          Year End($)(5)
                       Shares
                       Acquired on         Value           Exercisable/            Exercisable/
Name                   Exercise (#)(2)   Realized ($)(3)   Unexercisable           Unexercisable
----                   ---------------   ---------------   -------------           -------------
D. Scott Singdahlsen   None              -0-               171,666/325,084         -0-/42,000
Andrew P. Calerich     None              -0-               165,000(6)/197,500(6)   -0-/15,750

----------
(1)  No stock appreciation rights are held by any of the named executive officers.

(2) The number of shares received upon exercise of options during the year ended August 31, 2003.

(3) With respect to options exercised during the year ended August 31, 2003, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(4) The total number of unexercised options held as of August 31, 2003, separated between those options that were exercisable and those options that were not exercisable on that date.

(5) For all unexercised options held as of August 31, 2003, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable and those options that were not yet exercisable on August 31, 2003 based on the closing sale price of our common stock on that date, which was $.50 per share.

(6)  Mr. Calerich resigned as an employee and officer of the Company in June
     2003, and these options expired by their terms following Mr. Calerich's resignation without being exercised.

Employee Long-Term Incentive Plans

     Excluding the Company's stock option plans, we do not have any long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

                                       15

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the Compensation Committee during the year ended August 31, 2003 was, during that year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries.

Equity Compensation Plan Information

                                                                                             Number of Securities
                                                                                           Remaining Available for
                               Number of Securities to be   Weighted-Average Exercise   Future Issuance Under Equity
                                Issued Upon Exercise of       Price of Outstanding      Compensation Plans (Excluding
                                  Outstanding Options,        Options, Warrants and        Securities Reflected in
       Plan Category              Warrants and Rights                Rights                      Column (a))*
----------------------------   --------------------------   -------------------------   -----------------------------
                                          (a)                          (b)                           (c)
----------------------------   --------------------------   -------------------------   -----------------------------
Equity compensation plans
approved by security holders           1,667,500                      $2.07                        549,000

Equity compensation plans not
approved by security holders              -0-                          --                            -0-

Total                                  1,667,500                      $2.07                        549,000

-------------

* As of February 29, 2004

1997 Stock Option Plan

     In August 1997, our 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board of Directors and subsequently approved by the stockholders. Pursuant to the 1997 Plan, we may grant options to purchase an aggregate of 1,000,000 shares of common stock to key employees, directors, and other persons who have contributed or are contributing to our success. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or they may be nonqualified options. The 1997 Plan may be administered by the Board of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. As of February 29, 2004, options to purchase 190,000 shares were outstanding under the Plan, and 526,500 options were available to be granted under the 1997 Plan.

2000 Stock Option Plan

     In March 1999, our 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board of Directors and subsequently approved by the stockholders. Pursuant to the 2000 Plan, we may grant options to purchase shares of our common stock to key employees, directors, and other persons who have contributed or are contributing to our success. We initially could grant options to purchase up to 500,000 shares pursuant to the 2000 Plan. In June 2001, our stockholders approved an amendment that allows us to grant options to purchase up to 1,500,000 shares pursuant to the 2000 Plan. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan may be administered by the Board of Directors or by an option committee. Administration of the 2000 Plan includes determination of the terms of options granted under the 2000 Plan. As of February 29, 2004, options to purchase 1,477,500 shares were outstanding under the 2000 Plan, and 22,500 options were available to be granted pursuant to the 2000 Plan.

Compensation Of Outside Directors

     On April 12, 2002, we granted options to purchase 20,000 shares of common stock to Mr. Hutchison and Mr. Rhodes who, at that time, were the only outside directors of the Company. The exercise price of the options is $1.65 per share, with 5,000 of the options immediately vesting and the remaining 15,000 of the options vesting 2,500 options for each fiscal quarter served as Director beginning June 1, 2002. Effective with Mr. Kilpatrick becoming a non-employee member of the Board of Directors on June 4, 2002, we granted him options to purchase 20,000 shares of common stock at an exercise price of $1.72 per share. The options vest 2,500 options for each fiscal quarter served as Director beginning with our fiscal quarter ended August 31, 2002. There were no options granted to any of our directors during the fiscal year ended August 31, 2003.

Employment Contracts And Termination of Employment And Change-In-Control Arrangements

     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that both the 1997 Plan and the 2000 Plan provide for vesting of all outstanding options in the event of the occurrence of a change-in-control.

Performance Graph

     The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends (regarding shares other than our common stock, on which no dividends have been paid) for (1) our common stock, (2) the American Stock Exchange Oil Index, and
(3) the Standard & Poors S&P 500 Index. The comparison shown in the graph is for the years ended August 31, 1999, 2000, 2001, 2002 and 2003. The cumulative total stockholder return on the Company's common stock was measured by dividing the difference between the Company's share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period.

                          TOTAL RETURN TO STOCKHOLDERS
                  (Assumes $100 investment on August 31, 1998)

                               [GRAPHIC OMITTED]



                        8/29/98   8/31/99   8/31/00  8/31/01   8/30/02   8/29/03
                        -------   -------   -------  -------   -------   -------
PYR Energy Corporation   $100     740.00    780.00    332.80    160.00     80.00
Amex Oil Index           $100     133.50    133.16    140.48    125.55    122.88
S&P 500                  $100     137.93    158.54    118.42     95.70    105.30


Stock Ownership Of Directors And Principal Stockholders

     As of February 29, 2004, there were 23,701,357 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:

                                        Number of Shares        Percentage of
Name and Address of                       Beneficially       Class Beneficially
Beneficial Owner                            Owned(1)               Owned
------------------------                ----------------     ------------------

Victory Oil Company                       3,079,384(2)             13.0%
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Eastbourne Capital Management, L.L.C.     8,605,194(3)             36.3%
1101 Fifth Avenue, Suite 160
San Rafael, California  94901

D. Scott Singdahlsen                      2,102,617(4)              8.8%
1675 Broadway, Suite 2450
Denver, Colorado 80202

S.L. Hutchinson                           3,290,908(5)             13.9%
c/o Victory Oil Company
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Bryce W. Rhodes                             269,039(6)              1.1%
c/o Whittier Energy Company
462 Stevens Avenue, Suite 109
Solana Beach, California  92075

David Kilpatrick                             20,000(7)               *
9105 St. Cloud Land
Bakersfield, California  93311

All Executive Officers and Directors      5,975,329                24.8%
as a group (five persons)                 (4)(5)(6)(7)(8)

----------
(*)  Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) Includes 100,000 shares owned by Crail Fund, a partnership that is owned by the shareholders of Victory Oil Company. See "Certain Transactions With Management And Principal Stockholders."

(3) The shares reflected include the shares beneficially owned by Eastbourne Capital Management, L.L.C., a registered investment adviser, Richard Jon Barry, Manager of Eastbourne and the following companies to which Eastbourne is investment adviser: Black Bear Offshore Master Fund Limited, a Cayman Island exempted company, Black Bear Fund I, L.P. and Black Bear Fund II, LLC. These shares include the equivalent shares of common stock underlying $6,462,552 of convertible notes held by Black Bear Offshore Master Fund Limited, Black Bear Fund I, L.P. and Black Bear Fund II, LLC in the aggregate amount of 4,971,194 shares.

(4) The shares shown for Mr. Singdahlsen include 200,000 shares owned by Mr. Singdahlsen's two minor children. Also includes the following options that are currently exercisable or that will become exercisable within the next 60 days owned by Mr. Singdahlsen: options to purchase 100,000 shares at $4.40 per share until May 15, 2005, options to purchase 100,000 shares at $5.98 per share until November 27, 2005, options to purchase 10,000 shares at $1.815 shares until April 12, 2007 and options to purchase 66,667 shares at $0.29 per share and options to purchase 27,250 shares at $1.30 per share until February 4, 2010.

(5) Includes options to purchase 20,000 shares at $1.65 per share until April 11, 2007 that currently are exercisable or that will become exercisable within the next 60 days. Also includes the shares shown as beneficially owned by Victory Oil Company as described in note (7) below. Mr. Hutchison is the Vice President and Chief Financial Officer of Victory Oil Company. Mr. Hutchison disclaims beneficial ownership of the shares beneficially owned by Victory Oil Company.

(6) Includes 13,000 shares of common stock owned by Mr. Rhodes and 64,414 shares of common stock owned by Adventure Seekers Travel, Inc. Adventure Seekers is owned by Mr. Rhodes' wife and Mr. Rhodes is the President of Adventure Seekers. Also includes 171,625 shares that are held by Whittier Energy Company. Mr. Rhodes is a Vice President of Whittier Energy Company. Mr. Rhodes disclaims beneficial ownership of the shares beneficially owned by Whittier Energy Company. Also includes options to purchase 20,000 shares at $1.65 per share until April 11, 2007 that currently are exercisable or that will become exercisable within the next 60 days.

(7) Includes options to purchase 20,000 shares at $1.72 per share until June 4, 2007 that currently are exercisable or that will become exercisable within the next 60 days owned by Mr. Kilpatrick.

(8) Includes the following securities held directly or indirectly by Kenneth R. Berry, Jr., who is Vice President of Land: an aggregate of 70,265 shares owned by various entities, IRAs, and trusts with which Mr. Berry, or his spouse or minor daughter, is associated; and options to purchase 222,500 shares of common stock at exercise prices ranging from $.29 to $5.44 per share that currently are exercisable or that will become exercisable within the next 60 days.

Certain Transactions With Management And Principal Stockholders

     On May 24, 2002, certain investment entities managed by Eastbourne Capital Management, LLC purchased $6 million of convertible notes from the Company. The notes provide for semi-annual interest payments at an annual rate of 4.99% and are convertible into shares of common stock at a conversion price of $1.30 per share. At the time of the transaction, these entities had an aggregate ownership in PYR Energy of approximately 15%. Concurrent with the sale, we agreed to add Messrs. Eric Sippel and Borden Putnam of Eastbourne to our Board of Directors. Messrs. Sippel and Putnam resigned from the Board in August 2003, although Eastbourne still has the right to designate two individuals to serve on the Board. On February 24, 2004, we entered into an amendment to the convertible promissory note with Black Bear Fund II, L.L.C., one of the three investment fund holders of the notes to which Eastbourne is investment adviser, and a beneficial owner of more than 10% of our common stock. The amendment provides that the number of shares of common stock that may be acquired by Black Bear Fund II, L.L.C. upon any conversion of the notes shall be limited to the extent necessary to ensure that, following exercise of the note, the total number of shares of common stock then beneficially owned by Black Bear Fund II, L.L.C. and its affiliates does not exceed 9.999% of the total number of issued and outstanding shares of our common stock (including for such purpose the shares of common stock issuable upon such conversion.

                   3. PROPOSAL TO AMEND 2000 STOCK OPTION PLAN

     Our Board of Directors has adopted, subject to stockholder approval, an amendment to the 2000 Plan to increase from 1,500,000 to 2,250,000 the number of shares of common stock issuable pursuant to options granted under the 2000 Plan. The options granted pursuant to the 2000 Plan may be either incentive options or non-qualified options. The 2000 Plan is intended to provide incentives to key employees and other persons who have or are contributing to our success by offering them options to purchase shares of common stock. The effect of the increase in the number of shares issuable upon the exercise of options granted under the 2000 Plan is to allow us to grant more options from time to time and thereby augment our program of providing incentives to employees. The terms of the 2000 Plan concerning incentive options and non-qualified options are substantially the same except that only employees of the Company or its subsidiaries are eligible for incentive options and employees and other persons are eligible for non-qualified options. The number of options authorized is a maximum aggregate so that the number of incentive options granted reduces the number of non-qualified options that may be granted. There currently are approximately six employees eligible to receive incentive options and an unspecified number of persons eligible to receive non-qualified options. Grants of options under the 2000 Plan to our named executive officers in fiscal year ended August 31, 2003 are disclosed in this proxy statement under the heading "Executive Compensation--Option Grants Table" above.

     The portion of the 2000 Plan concerning incentive options and non-qualified options is administered by the option committee, which may consist of either (a) the entire Board of Directors, or (b) a committee, appointed by the Board of Directors, of two or more non-employee directors. If the option committee consists of less than the entire Board, each member of the committee is required to be a "non-employee director" as defined in SEC regulations. A "non-employee director" is a director who (1) is not currently an officer or employee of the Company or any of its subsidiaries; (2) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and
(3) is not involved in any transaction that is required to be disclosed in our Form 10-KSB and proxy reports as a related party transaction. An "outside director" means, generally, a director who (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services during the taxable year in question, (3) has not been an officer of the Company, and (4) does not receive compensation from the Company, either directly or indirectly, in any capacity other than as a director. The Board of Directors has determined that the compensation committee will act as the option committee at all times that the members of the compensation committee meet these criteria. The option committee has discretion to select the persons to whom incentive options and non-qualified options will be granted, the number of shares to be granted, the term of these options and the exercise price of these options. However, no option may be exercisable more than 10 years after the granting of the option, and no option may be granted under the 2000 Plan after December 19, 2009.

     The 2000 Plan provides that the exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the incentive options are granted. No incentive option may be granted to an employee who, at the time the incentive option would be granted, owns more than 10% of our outstanding stock unless the exercise price of the incentive option granted to the employee is at least 110% of the fair market value of the stock subject to the incentive option, and the incentive option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying incentive options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code of 1986, as amended (the "Code") for incentive stock options.

     All options granted under the 2000 Plan will become fully exercisable upon the occurrence of a change in control or certain mergers or other reorganizations or asset sales described in the 2000 Plan.

     Options granted pursuant to the 2000 Plan will not be transferable during the optionee's lifetime except in limited circumstances set forth in the 2000 Plan. Subject to the other terms of the 2000 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

     Although we may in the future file a registration statement covering the issuance of the options and underlying shares of common stock issuable pursuant to the 2000 Plan, we currently plan to use the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 and related rules and regulations due to the limited number, and of our relationship with the persons currently anticipated to participate in the 2000 Plan. The common stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     If a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The option committee also may make provisions for adjusting the number of shares subject to outstanding options if we have one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of outstanding common stock.

     The Board of Directors may at any time terminate the 2000 Plan or make such amendments or modifications to the 2000 Plan that the Board of Directors deems advisable, except that no amendments may impair previously outstanding options and amendments that materially modify eligibility requirements for receiving options, that materially increase the benefits accruing to persons eligible to receive options, or that materially increase the number of shares under the 2000 Plan without the approval of our stockholders.

     The incentive options issuable under the 2000 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Code. All references to the tax treatment of the incentive options are under the Code as currently in effect. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the incentive option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his incentive options. We will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

     Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time the optionee is granted a non-qualified option. However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding. Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee's exercise of a non-qualified option, we will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the compensation amount is reasonable and we satisfy the applicable reporting requirements required under U.S. Treasury regulations.

     As of February 29, 2004, there were options to purchase 1,477,500 shares of common stock outstanding under the 2000 Plan. There are 22,500 additional options to purchase shares that could be granted under the 2000 Plan.

Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to amend the 2000 Plan.

     The Board of Directors unanimously recommends that the stockholders vote for the proposal to amend the 2000 Plan.

          4. PROPOSAL TO RATIFY THE SELECTION OF HEIN + ASSOCIATES LLP
                      AS CERTIFIED INDEPENDENT ACCOUNTANTS

     On January 14, 2004, we dismissed Wheeler Wasoff, P.C. as our independent auditors and engaged Hein + Associates LLP as our new independent auditors. The decision to change was based on Wheeler Wasoff's inability to serve as our independent auditors due to audit partner rotation requirements. This decision was approved by the Audit Committee of our Board of directors. A current report on Form 8-K was filed with the SEC on January 15, 2004 regarding the change of auditors. Wheeler Wasoff's reports on our financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. There have been no disagreements between the Company and Wheeler Wasoff on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Wheeler Wasoff, would have caused Wheeler Wasoff to make reference in connection with its report to the subject matter of the disagreement.

     It is expected that one or more representatives of Hein + Associates LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions from stockholders.

     The Board of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of Hein + Associates LLP of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns and perform other accounting and consulting services we request for the fiscal year ended August 31, 2004 or until the Board of Directors, in its discretion, replaces them.

Principal Accountant Fees and Services

  Audit Fees

     Wheeler Wasoff, P.C. billed the Company $29,058 for the year ended August 31, 2003 and $32,973 for the year ended August 31, 2002 for professional services rendered by Wheeler Wasoff, P.C. for the audit of the Company's annual financial statements and review of financial statements included in the Company's Forms 10-Q and services normally provided by Wheeler Wasoff, P.C. in connection with statutory and regulatory filings or engagements for those fiscal years.

  Audit-Related Fees

     For the years ended August 31, 2003 and August 31, 2002, Wheeler Wasoff, P.C. did not provide the Company with any services for assurance and related services provided by Wheeler Wasoff, P.C. that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above under "--Audit Fees."

  Tax Fees

     For the years ended August 31, 2003 and August 31, 2002, Wheeler Wasoff, P.C. billed the Company $2,150 and $2,750, respectively, for professional services for tax compliance, tax advice, and tax planning.

  All Other Fees

     For the years ended August 31, 2003 and August 31, 2002, Wheeler Wasoff, P.C. did not bill the Company for products and services other than those described above.

  Audit Committee Pre-Approval Policies

     The Audit Committee did not have any pre-approval policies or procedures concerning services performed by Wheeler Wasoff, P.C. for the years ended August 31, 2003 and August 31, 2002 and does not currently have any pre-approval policies or procedures concerning services performed and to be performed by Hein + Associates LLP for the year ended August 31, 2004. All of the services performed by Wheeler Wasoff, P.C. that are described above were pre-approved by the Audit Committee. Less than 50% of the hours expended on Wheeler Wasoff, P.C.'s engagement to audit the Company's financial statements for the fiscal years ended August 31, 2003 and 2002 were attributed to work performed by persons other than Wheeler Wasoff, P.C.'s full-time, permanent employees.

Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Hein + Associates LLP.

     The Board of Directors unanimously recommends that the stockholders vote for approval of Hein + Associates LLP as the Company's certified independent accountants.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Maryland law or our certificate of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2004 fiscal year, proposals by individual stockholders must be received by us no later than November 30, 2004.

     In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2004 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than November 30, 2004.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "Recent Developments Concerning The Company" regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-K for the fiscal year ended August 31, 2003. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

                                    * * * * *

     This Notice and Proxy statement are sent by order of the Board of Directors.

Dated:  May __, 2004                    ____________________________________
                                        D. Scott Singdahlsen
                                        Chief Executive Officer



                                    * * * * *

PROXY                                                                      PROXY

                             PYR ENERGY CORPORATION
             For the Annual Meeting of Stockholders on June __, 2004
               Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints D. Scott Singdahlsen and Kenneth R. Berry, Jr., or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PYR Energy Corporation (the "Corporation") to be held at 9:00 a.m. (Denver, Colorado time) on June __, 2004, at Wells Fargo Bank, Main Floor-Forum Room, 1740 Broadway, Denver, Colorado 80202, or any adjournments thereof, on the following matters:

          [X] Please mark votes as in this example.

1. To approve the issuance and private placement sale by the Corporation of 3,000,000 restricted shares of our common stock, at a purchase price of $___ per share, to a limited number of accredited investors in the second stage of a two-stage private offering as more fully described in the proxy statement.

          [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

2.   To elect the following four directors:

          Nominees: S. L. Hutchison, David B. Kilpatrick, Bryce W. Rhodes and D. Scott Singdahlsen.

          FOR ALL NOMINEES [ ]

          WITHHELD AUTHORITY FOR ALL NOMINEES [ ]

          FOR ALL NOMINEES EXCEPT AS NOTED ABOVE [ ]

3. To amend our 2000 Stock Option Plan to increase from 1,500,000 to 2,250,000 the number of shares of common stock issuable pursuant to options granted under our 2000 Stock Option Plan.

          [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

4. To ratify the selection of Hein + Associates LLP as the Corporation's certified independent accountants.

          [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

          [ ] YES                   [ ] NO                        [ ] ABSTAIN

6. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

          [ ] YES                   [ ] NO                        [ ] ABSTAIN


                (Continued and to be signed on the reverse side)

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3 and 4. This proxy is solicited on behalf of the Board of Directors of PYR Energy Corporation.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW           [ ]

                                Dated:      ____________________________________

                                Signature:  ____________________________________


                                Signature:  ____________________________________

                                Signature if held jointly

                                (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each join owner should sign.)